Exhibit 10.14

AMENDMENT

This Amendment “(Amendment”) dated as of November 1, 2020 (the “Amendment Effective Date”), is by and between PaxMedica, Inc., located at 50 Tice Boulevard, Suite A26, Woodcliff Lake, NJ 07677 and TardiMed Sciences, LLC, located at 50 Tice Boulevard, Suite A26, Woodcliff Lake, NJ 07677, and amends the Rent and Administrative Services Agreement between the parties dated July 1, 2020 (the “Agreement”).

The parties hereby agree as follows:

1.	Exhibit A, Section II(B) is modified as of the Amendment Effective Date to read as follows:

“Service activities will be billed at a fixed monthly rate of $20,000 per month.”

2.	Except as amended by this Amendment, the Agreement shall remain in full force and effect and is hereby affirmed. In the event of any inconsistency or conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

TardiMed Sciences, LLC.

By:	/s/ Michael Derby
Name:	Michael Derby
Title:	Managing Partner

PaxMedica, Inc.

By:	/s/ Howard Weisman
Name:	Howard Weisman
Title:	Chief Executive Officer